Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

This subscription (this “Subscription”) is dated December 17, 2015, by and between the investors identified on the signature pages hereto (the “Investors”) and Uranium Resources, Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

1.             Subscription.

(a)           The Investors agree to buy and the Company agrees to sell and issue to the Investors (i) such number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investors have agreed to purchase and (y) the purchase price per Share set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto.

(b)           The Shares have been registered on a Registration Statement on Form S-3, Registration No. 333-196880 (the “Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission and is effective on the date hereof. A final prospectus supplement will be delivered to the Investors as required by law.

(c)           Payment of the Purchase Price for, and delivery by the Company of, the Shares shall take place at a closing (the “Closing”), which shall occur no later than one (1) trading day after the date of this Subscription, subject to the satisfaction or waiver of all the conditions to the Closing (the “Company Closing Conditions”) set forth in the Placement Agency Agreement (the “Placement Agreement”) dated December 17, 2015 by and among the Company and the placement agent named therein (the “Placement Agent”).

(d)           At or prior to the Closing, the Investors shall remit by wire transfer the amount of funds equal to the Purchase Price to the following account designated by the Company:

Account Name: Uranium Resources, Inc.
Account Number: 3932368115
Bank Name: Wells Fargo Bank, N.A.
Bank Address: 420 Montgomery, San Francisco, CA 94104
ABA or Routing Number: 121000248
Swift Code: WFBIUS6S

The Investors shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

At the Closing, upon receipt of the Purchase Price, the Company shall cause the Shares to be delivered to the Investors, with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions”.

2.             Company Representations and Warranties.

(a)           The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (x) the Company’s Certificate of Incorporation or Bylaws, or (y) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (v) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the prospectus contained in the Registration Statement, as amended and/or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vii) any preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

(b)           The Placement Agreement contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investors, which shall be third party beneficiaries thereof. The Company hereby incorporates such representations, warranties, covenants and agreements herein, as if made on (i) the date hereof and (ii) the date of the Closing. The Company confirms that neither it nor any other Person acting on its behalf has provided either Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

3.             Investors Representations, Warranties and Acknowledgments.

(a)           Each Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s articles of incorporation or bylaws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement, as amended and/or supplemented as of the date hereof, and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Clause (a)(iii)(A) of this Section 3 shall not apply to an Investor who is a natural person.

(b)           Each Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any purchase or sale in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). Each Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c)           The Investors each acknowledge that it has had the opportunity to review the transaction documents (including all exhibits and schedules thereto) and the Company’s filings with the United States Securities and Exchange Commission and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Each Investor acknowledges and agrees that neither the Placement Agent, nor any affiliate of  the Placement Agent has provided such Investor with any information or advice with respect to the Shares nor is such information or advice necessary or desired.  Neither the Placement Agent, nor any affiliate thereof has made or makes any representation as to the Company or the quality of the Shares and the Placement Agent and any affiliates thereof may have acquired non-public information with respect to the Company which the Investors agree need not be provided to them.  In connection with the issuance of the Shares to the Investors, neither the Placement Agent, nor any of their affiliates have acted as a financial advisor or fiduciary to either Investor.

4.             Investors Covenant Regarding Short Sales and Confidentiality.

(a)           Each Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K. Each Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(b)           The Company and the Investors agree that the Company shall (a) no later than 9:00 am New York City time on the business day immediately following the date hereof, issue a press release announcing the material terms and conditions of the offering and (b) on the business day immediately following the date hereof, file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Subscription as an exhibit thereto. From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Investors by the Company, if any, or any of its officers or directors. The Company shall not provide the Investors with any material, non-public information following the issuance of the press release.

5.             Debt and Equity Sales.

From the date hereof until and including the 30th day after the date of the Closing, neither the Company nor any subsidiary of the Company shall offer, sell or issue any securities of the Company or its subsidiaries, including, without limitation, any debt securities or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock; provided, however, that the Company may issue restricted shares of Common Stock to Resource Capital Fund V L.P. solely in satisfaction of interest accrued during the quarter ended December 31, 2015 under that certain Loan Agreement, dated November 13, 2015, between the Company, certain of its subsidiaries and Resource Capital Fund V L.P., which interest payment is due on or before January 5, 2016. For the avoidance of doubt, during such period neither the Company nor any subsidiary of the Company shall offer, sell or issue any shares of Common Stock in at-the-market offerings (as defined in Rule 415(a)(4) under the Securities Act), including sales pursuant to the At-The-Market Sales Agreement, dated October 31, 2011, between the Company and BTIG LLC, as may be amended or replaced. In addition, during such period neither the Company nor any subsidiary of the Company shall amend, replace or otherwise modify the terms of any outstanding loans, debt securities, preferred stock or other securities or rights to receive shares of Common Stock or equivalents to decrease the conversion, exchange or exercise price thereof, or otherwise change the terms thereof to increase the Common Stock or equivalents receivable upon the exercise, conversion or exchange thereof.

6.             Miscellaneous.

(a)           This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

(b)           This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

(c)           The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(d)           All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investors: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)           This Subscription shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement or protection of any of its rights under this Subscription.

[Signature pages follow]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

URANIUM RESOURCES, INC.

By:
Name:
Title:

Address for Notice: Uranium Resources, Inc. 6950 S. Potomac St., Suite 300 Centennial, CO 80112 Attention: Chief Executive Officer Facsimile No.: 303-531-0519

[Issuer’s Signature Page to Subscription Agreement]

INVESTOR:

Number of Shares:

Purchase Price per Share:

Aggregate Purchase Price:

Address for Notice:

Facsimile:

Attention:

DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

[Investor’s Signature Page to Subscription Agreement]